Exhibit 10.66
EXECUTION VERSION
BLUE ACQUISITION SUB, INC.
(to be merged with and into Burger King Holdings, Inc.)
$800,000,000
9.875% Senior Notes due 2018
Purchase Agreement
October 1, 2010
J.P. Morgan Securities LLC
Barclays Capital Inc.
   as Representatives of the
   several Initial Purchasers listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     Blue Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), which is a direct wholly-owned subsidiary of Blue Acquisition Holding Corporation, a Delaware corporation (“Parent”) and a subsidiary of 3G Special Situations Fund II, L.P. (“3G Capital Fund”), to be merged with and into Burger King Holdings, Inc., a Delaware corporation (the “Holdings”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $800,000,000 principal amount of its 9.875% Senior Notes due 2018 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of October 19, 2010 (the “Indenture”) among Merger Sub and Wilmington Trust FSB, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of the Escrow Release Date (the “Supplemental Indenture”) and entered into by Burger King Corporation, a Florida corporation (the “Company”), Holdings and the other guarantors listed on Schedule 2 hereto (the “Guarantors”), and will be guaranteed on a senior unsecured basis by each of the Guarantors (the “Guarantees”).
     Parent, Merger Sub and Holdings have entered into an Agreement and Plan of Merger dated as of September 2, 2010 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Holdings with Holdings continuing as the surviving corporation (the “Merger”). In connection with the consummation of the

Merger, the Company shall assume, all rights and obligations of Merger Sub under this Agreement. For purposes of this Agreement, the term “Transactions” means, collectively, the Merger and all other transactions related to the Merger, including (i) the contribution of approximately $1,557.0 million in common equity by 3G Capital Fund, which will be contributed to Parent in return for common equity of Parent (the “Equity Contribution”) and (ii) entry into a new senior secured revolving credit facility (the “New Revolving Credit Facility”) and entry into a new senior secured term loan facility (the “New Term Loan Facility” and, together with the New Revolving Credit Facility, the “New Credit Facilities”) of the Company and the Guarantors, together with any other documents, agreements or instruments delivered in connection therewith (collectively the “New Credit Facilities Documentation”).
     The Securities will be issued by Merger Sub. Upon the entering into of the Supplemental Indenture, the Company will assume the obligations of Merger Sub under the Securities and the Securities will be guaranteed on a senior basis by each of the Guarantors.
     If the Merger is not consummated on the Closing Date (as defined below), on or prior to the Closing Date, Merger Sub will enter into an escrow agreement, substantially in the form attached hereto as Exhibit D (the “Escrow Agreement”), and will deposit in cash into an escrow account (the “Escrow Account”) with Wilmington Trust, FSB, as escrow agent (the “Escrow Agent”), (a) the proceeds of the offering of the Securities (the “Proceeds”) and (b) an additional $40,042,638.89 (the “Additional Escrow Amount” and, together with the Proceeds, the “Escrow Funds”) (which will be an amount equal to interest payable on the Securities through March 15, 2011), such that the Escrow Funds are in an amount sufficient to redeem the Securities at a redemption price equal to (x) 100% of the issue price of the Securities, plus accrued and unpaid interest from and including the Closing Date to, but excluding, the redemption date if the redemption date is on or prior to November 5, 2011 or (y) 101% of the aggregate principal amount of the Securities, plus accrued and unpaid interest from and including the Closing Date to, but excluding, the redemption date, if the redemption date is after November 5, 2011. Merger Sub will also deposit cash into the Escrow Account for the estimated fees and expenses of the Escrow Agent as provided in the Escrow Agreement (the “Escrow Agent Amount”). If (i) the Escrow Conditions (as defined in the Escrow Agreement) shall not have been fulfilled or (ii) the Escrow Agent shall not have received the Officers’ Certificate described in the Escrow Agreement, by March 2, 2011, the Securities shall be mandatorily redeemed. The Escrow Agreement shall provide that the Escrowed Funds shall only be released pursuant to the terms of the Escrow Agreement. If on or prior to March 2, 2011, the Escrow Conditions are satisfied and the Escrow Agent receives the Officers’ Certificate described under the Escrow Agreement, the Escrow Agent shall release the Proceeds to or at the order of Merger Sub (such release, the “Escrow Release”, and the date of such release, the “Escrow Release Date”).
     Concurrently with the consummation of the Merger, the Company, Holdings and each other Guarantor will (i) enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit A (the “Joinder Agreement”), pursuant to which the Company, Holdings and each other Guarantor will become parties to this

Agreement, (ii) enter into a joinder agreement to the Registration Rights Agreement (as defined below) (the “Joinder to the Registration Rights Agreement”), a form of which is attached to the Registration Rights Agreement, pursuant to which the Company, Holdings and each other Guarantor will become a parties to the Registration Rights Agreement and (iii) enter into the Supplemental Indenture, a form of which is attached to the Indenture, pursuant to which the Company, Holdings and each other Guarantor will become parties to the Indenture and Merger Sub will be released from any and all obligations as issuer pursuant to the Indenture.
     As described in the Time of Sale Information (as defined below) and the Offering Memorandum (as defined below) under the caption “Use of proceeds,” Merger Sub and the Company intend to use the proceeds of the offering of the Securities (a) to repay indebtedness under the Amended and Restated Credit Agreement, dated as of February 15, 2006 (as amended, the “Existing Credit Agreement”), among the Company, as borrower, Holdings and the other guarantors parties thereto, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citicorp North America, Inc., as syndication agent, and Bank of America N.A., RBC Capital Markets and Wachovia Bank, National Association, as documentation agents, (b) to fund the Transactions and (c) to pay related fees and expenses.
     Notwithstanding anything in this Agreement to the contrary, the representations, warranties and agreements of each of the Company and the Guarantors contained in this Agreement shall not become effective until the consummation of the Merger, at which time such representations, warranties and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement.
     The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated September 27, 2010 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company, the Guarantors, the Securities, the Guarantees and the Exchange Securities (as defined herein). Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by Merger Sub and the Company to the Initial Purchasers pursuant to the terms of this Agreement. Merger Sub and the Company hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.
     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.
     The holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date by and among Merger Sub and the Initial Purchasers and substantially in the form attached hereto as Exhibit B, pursuant to which Merger Sub and, upon execution of the Joinder to the Registration Rights Agreement, the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.
     Merger Sub hereby agrees, and, upon execution of the Joinder Agreement, the Company and the Guarantors hereby jointly and severally confirm their agreement, with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:
     1. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements set forth herein, Merger Sub agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from Merger Sub the respective principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.50% of the principal amount thereof plus accrued interest, if any, from October 19, 2010 to the Closing Date (the “Purchase Price”). In the event the Merger is not consummated on the Closing Date, the Initial Purchasers shall pay to Merger Sub an additional amount equal to 2.50% of the aggregate principal amount of the Securities (the “Initial Purchasers’ Commission”). Merger Sub will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) Merger Sub understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

     (ii) neither it nor any person engaged by it has solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and
     (iii) neither it nor any person engaged by it has solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:
     (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or
     (B) in accordance with the restrictions set forth in Annex C hereto.
     (c) Each Initial Purchaser acknowledges and agrees that Merger Sub and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Section 6(f) and Section 6(g), counsel for Merger Sub and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.
     (d) Merger Sub, the Company and each of the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.
     (e) Merger Sub, the Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to Merger Sub, the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, Merger Sub, the Company, the Guarantors or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising Merger Sub, the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Merger Sub, the Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchaser shall have any responsibility or liability to Merger Sub, the Company or the Guarantors with respect thereto. Any review by the Representatives or any Initial Purchaser of Merger Sub, the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of Merger Sub, the Company, the Guarantors or any other person. Merger Sub, the Company and the Guarantors agree that they will not claim that the Initial Purchasers, or any of them, has rendered services of any nature, or owes a fiduciary or similar duty to Merger Sub, the Company or the Guarantors, in connection with the purchase and sale of the Securities pursuant to this Agreement or the process leading thereto.
     2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 a.m., New York City time, on October 19, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and Merger Sub may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”
     (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the Escrow Account against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by Merger Sub. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.
     (c) Delivery of the Securities by Merger Sub shall be made to the Initial Purchasers against payment of the Purchase Price and, if the Merger does not occur on the Closing date, the Initial Purchasers Commission, by the Initial Purchasers pursuant to Section 2(b). In the event the Merger is not consummated on the Closing Date, Merger Sub will reimburse the Initial Purchasers for their actual expenses (any such amounts reimbursed by Merger Sub, a “Reimbursement Amount”) in connection with overallotment, stabilizing transactions and syndicate covering transactions, up to a maximum aggregate amount equal to $1.0 million (the “Reimbursement Cap”). Merger Sub will pay any Reimbursement Amount to the Initial Purchasers within 5 business days of receiving written notice from J.P. Morgan Securities LLC that a Reimbursement Amount has been incurred. Merger Sub will pay all Reimbursement Amounts up to the Reimbursement Cap that are incurred by the Initial Purchasers within 90 days of the Closing Date. In the event the Merger is not consummated on the Closing Date, Merger Sub will pay to the Initial Purchasers an amount equal to the Initial Purchasers’ Commission minus the aggregate Reimbursement Amounts (such amount, the “Release Amount”) immediately upon the release of the Escrow Funds to Merger Sub (in which event Merger Sub shall direct the Escrow Agent to pay the Release Amount from the Escrow Funds as provided in the Escrow Agreement).

     3. Representations and Warranties of the Company and the Guarantors. Merger Sub hereby represents and warrants, and, upon execution of the Joinder Agreement, the Company and the Guarantors jointly and severally represent and warrant, to each Initial Purchaser that:
     (a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, at the time first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Merger Sub, the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to Merger Sub, the Company or the Guarantors in writing by or on behalf of such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.
     (b) Additional Written Communications. Neither Merger Sub, the Company nor the Guarantors (including their respective agents and representatives, other than the Initial Purchasers in their capacity as such) have prepared, made, used, authorized, approved or referred to, nor will it prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by Merger Sub, the Company or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Merger Sub, the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to Merger Sub, the Company or the Guarantors in writing by or on behalf of such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication.
     (c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), and the rules and regulations of the Commission thereunder, and, when considered together with the Time of Sale Information or Offering Memorandum, as applicable, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of Holdings and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of Holdings and its subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum give pro forma effect to the adjustments (as described in the Time of Sale Information under the caption “Unaudited pro forma condensed consolidated financial information”) in accordance with the Commission’s rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.
     (e) No Material Adverse Change. Since the date of the most recent financial statements of Holdings and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, in each case, (i) there has not been any change in the capital stock or long-term debt of Merger Sub, the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Merger Sub or the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, management, financial position or results of operations of Merger Sub or the Company and its subsidiaries taken as a whole; (ii) none of Merger Sub, the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to Merger Sub or to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Merger Sub or to the Company and its subsidiaries taken as a whole; and (iii) none of Merger Sub, the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in respect of clauses (i), (ii) and (iii) above as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.
     (f) Organization and Good Standing. Merger Sub, the Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, financial position or results of operations of Merger Sub or of the Company and its subsidiaries taken as a whole or on the performance by Merger Sub, the Company and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.
     (g) Capitalization. Holdings has an authorized capitalization as of June 30, 2010 as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and, with respect to the subsidiaries, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except in each case pursuant to (i) the Amended and Restated Credit Agreement, dated February 15, 2006, among the Company, Holdings, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (together with any other documents, agreements or instruments delivered in connection therewith, the “Existing Credit Agreement”), which will be repaid and terminated in connection with the Transactions on the Escrow Release Date, (ii) the New Credit Facility Documentation or (iii) as disclosed in the Time of Sale Information and the Offering Memorandum.
     (h) Due Authorization. Merger Sub, the Company and each of the Guarantors have full right, power and authority to execute and deliver, in each case, to the extent a party thereto, this Agreement, the Joinder Agreement, the Securities, the Exchange Securities (including the related guarantees), the Indenture (including each Guarantee set forth therein), the Supplemental Indenture, the Registration Rights Agreement, the Escrow Agreement, the Joinder to the Registration Rights Agreement, and the New Credit Facilities Documentation (such documents, together with the Merger Agreement, the “Transaction Documents”), and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will be duly and validly taken on or prior to the Closing Date, with respect to Merger Sub, or the Escrow Release Date, with respect to the Company and each of the Guarantors.
     (i) The Indenture. (i) The Indenture has been duly authorized by Merger Sub and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Merger Sub enforceable against Merger Sub in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the “Enforceability Exceptions”) and (ii) the Supplemental Indenture will be duly authorized by the Company and each of the Guarantors on or prior to the Escrow Release Date and, upon consummation of the Merger and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture, as supplemented by the Supplemental Indenture, will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
     (j) The Securities and the Guarantees. The Securities have been duly authorized by Merger Sub and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of Merger Sub enforceable against Merger Sub in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; the Securities will be duly authorized by the Company on or prior to the Escrow Release Date and, upon consummation of the Merger and upon the effectiveness of the Supplemental Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. On the Escrow Release Date, the Guarantees will have been duly authorized by each of the Guarantors and, upon consummation of the Merger and upon the effectiveness of the Supplemental Indenture, assuming that the Securities have been duly executed, authenticated, issued and delivered by Merger Sub as provided in the Indenture and paid for as provided herein, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (k) The Exchange Securities. The Exchange Securities have been duly authorized by Merger Sub and will be duly authorized by the Company and each of the Guarantors on or prior to the Escrow Release Date; and upon consummation of the Merger and, when duly executed, authenticated, issued and delivered as contemplated by the Indenture and the Registration Rights Agreement, the Exchange Securities (including the related guarantees) will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantors, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (l) Escrow Agreement. The Escrow Agreement has been duly authorized by Merger Sub and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of Merger Sub enforceable against Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
     (m) Purchase Agreement and Joinder Agreement. This Agreement has been duly authorized, executed and delivered by Merger Sub; and, upon consummation of the Merger, the Joinder Agreement will have been duly authorized, executed and delivered in accordance with its terms by the Company and each of the Guarantors.
     (n) Registration Rights Agreement and Joinder to the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by Merger Sub and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy; on the Escrow Release Date, the Joinder to the Registration Rights Agreement will have been duly authorized by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Registration Rights Agreement, as supplemented by the Joinder to the Registration Rights Agreement, will constitute a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
     (o) Merger Agreement and Other Transaction Documents. The Merger Agreement has been duly authorized, executed and delivered by each of Parent, Merger Sub and Holdings, and upon consummation of the merger of Merger Sub with and into Holdings, with Holdings continuing as the surviving corporation, will constitute a valid and legally binding agreement of Holdings and Parent enforceable against Holdings and Parent in accordance with its terms, subject to the Enforceability Exceptions. Upon consummation of the Merger, the New Credit Facilities will have been duly authorized, executed and delivered by the Company and the Guarantors and will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

     (p) Ownership of Escrow Collateral; Escrow Agreement. On the Closing Date, Merger Sub will own, have rights in, and have the power and authority to assign rights in, the Escrow Collateral (as defined in the Escrow Agreement), free and clear of any liens, except those created pursuant to the Escrow Agreement. On the Closing Date, the Escrow Agreement will be effective to grant a valid and enforceable security interest, in favor of the Escrow Agent for the benefit of the Trustee and the holders of the Securities, in Merger Sub’s right, title and interest in the Escrow Collateral, subject to the Enforceability Exceptions.
     (q) Descriptions of the Transaction Documents. Each of the Transaction Documents conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum (to the extent described therein).
     (r) No Violation or Default. None of Merger Sub, the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Merger Sub, the Company or any of its subsidiaries is a party or by which Merger Sub, Company or any of its subsidiaries is bound or to which any of the property or assets of Merger Sub, the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (s) No Conflicts. The execution, delivery and performance by Merger Sub, the Company and each of the Guarantors of each of the Transaction Documents to which each is a party (including but not limited to, the issuance and sale of the Securities (including the Guarantees)), and compliance by Merger Sub, the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Merger Sub, the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Merger Sub, the Company or any of its subsidiaries is a party or by which Merger Sub, the Company or any of its subsidiaries is bound or to which any of the property or assets of Merger Sub, the Company or any of its subsidiaries is subject (other than any lien, charge or encumbrance created or imposed pursuant to the Transaction Documents), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Merger Sub, the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by Merger Sub, the Company and each of the Guarantors of each of the Transaction Documents (other than the Merger Agreement, solely with respect to the antitrust regulations of Mexico and Turkey) to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by Merger Sub, the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement, (iii) with respect to perfection of security interests on the Escrow Collateral as required under the Transaction Documents and (iv) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as have been obtained or made prior to the Closing Date.
     (u) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Merger Sub, the Company or any of its subsidiaries is or may be a party or to which any property of Merger Sub, the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to Merger Sub, the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of Merger Sub, the Company and each of the Guarantors, threatened or contemplated by any governmental or regulatory authority or by others.
     (v) Independent Accountants. KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (w) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for those that (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (ii) that are created pursuant to the New Credit Facilities

Documentation or the Existing Credit Agreement, which will be repaid and terminated in connection with the Transactions on the Escrow Release Date.
     (x) Intellectual Property. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations and other indicia of origin, copyrights, works of authorship, all applications and registrations for the foregoing, domain names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, free of liens (other than liens created pursuant to the Transaction Documents); to the knowledge of the Company and the Guarantors, the conduct of their respective businesses does not infringe or otherwise violate any such rights of others (except for such infringements or other violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); to the knowledge of the Company and each of the Guarantors, no third party violates or infringes the intellectual property owned by the Company or any of its subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of Merger Sub, the Company or its subsidiaries have received any written notice of any claim of infringement or other violation of any such rights of others that, if determined in a manner adverse to the Company and its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (y) No Undisclosed Relationships. Upon consummation of the Merger, no relationship, direct or indirect, will exist between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.
     (z) Investment Company Act. None of Merger Sub, the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (aa) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account any validly-obtained extension of the time within which to file) except for items being contested in good faith for which adequate reserves for taxes have been established in accordance with generally accepted accounting principles or where failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
     (bb) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, none of Merger Sub, the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such modification or failure to renew, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (cc) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of Merger Sub, the Company and each of the Guarantors, is contemplated or threatened, and none of Merger Sub, the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (dd) Compliance With Environmental Laws. (i) Merger Sub, the Company and its subsidiaries (x) are, and were during the applicable statute of limitations, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, that would with respect to clause (x), (y) or (z), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to Merger Sub, the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, written notice, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there are no proceedings that are pending, or that are to the Company’s or the Guarantors’ knowledge contemplated, against Merger Sub, the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of Merger Sub, the Company or the Guarantors has knowledge of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (z) none of Merger Sub, the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws that would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
     (ee) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which Merger Sub, the Company or any member of their respective “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, each pension plan within the meaning of Section 3(2) of ERISA that is maintained outside the jurisdiction of the United States satisfies the minimum funding requirements to the extent required by applicable law, (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vii) none of Merger Sub, the Company nor any member of their respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), and except for where failure to comply with any of the clauses (i) through (vii) of this paragraph would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (ff) Disclosure Controls. Holdings and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act)

that is designed to ensure that information required to be disclosed by Holdings in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Holdings’ management as appropriate to allow timely decisions regarding required disclosure. Holdings and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (gg) Accounting Controls. Holdings and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Holdings and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in Holdings’ and its subsidiaries’ internal controls.
     (hh) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company and its subsidiaries believe are adequate to protect their respective businesses; and none of Merger Sub, the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ii) No Unlawful Payments. None of Merger Sub, the Company, the Guarantors, nor any director, officer, agent, employee or other person associated with or acting on behalf of Merger Sub, Holdings or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; provided that this representation is made by Merger Sub to the knowledge of Merger Sub with respect to the Company, the Guarantors and any director, officer, agent, employee or other person associated with or action on behalf of Merger Sub, Holdings or any of its subsidiaries; provided further that this representation is made by the Company and each of the Guarantors to the knowledge of the Company and each of the Guarantors with respect to any director, officer, agent, employee or other person associated with or action on behalf of Holdings or any of its subsidiaries.
     (jj) Compliance with Money Laundering Laws. The operations of Merger Sub, Holdings and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Merger Sub, Holdings or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Merger Sub, the Company and each of the Guarantors, threatened; provided that this representation is made by Merger Sub to the knowledge of Merger Sub with respect to Holdings and its subsidiaries.
     (kk) Compliance with OFAC. None of Merger Sub, Holdings or any of its subsidiaries or any director, officer, agent, employee or affiliate of Merger Sub, Holdings or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither Merger Sub nor the Company will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; provided that this representation is made by Merger Sub to the knowledge of Merger Sub with respect to Holdings and its subsidiaries and any director, officer, agent, employee or affiliate of Merger Sub, Holdings or any of its subsidiaries; provided further that this representation is made by Holdings to the knowledge of Holdings with respect to any director, officer, agent, employee or affiliate of Holdings or any of its subsidiaries.
     (ll) Solvency. On and immediately after the consummation of the Merger, the Company and the Guarantors on a consolidated basis (after giving effect to the issuance of the Securities, the Merger and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors is not less than the total amount required to pay the liabilities of the Company and the Guarantors on their combined total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Guarantors are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the use of proceeds therefrom as described in the Time of Sale Information and the Offering Memorandum, and the borrowings under the New Senior Credit Facilities, if any, the Company and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and the Guarantors are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and its subsidiaries are engaged; and (v) the Company and the Guarantors are not defendants in any civil action that would result in a judgment that the Company and the Guarantors are or would become unable to satisfy.
     (mm) No Restrictions on Subsidiaries. On the Closing Date and assuming consummation of the Merger, no subsidiary of the Company will be prohibited, directly or indirectly, under any agreement or other instrument to which it is as of the Closing Date; a party or will be subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except (i) for restrictions or prohibitions required under Swiss law, (ii) to the extent such restriction or prohibition would constitute a Permitted Lien under and as defined in the Indenture or the Transaction Documents or (iii) as disclosed in the Time of Sale Information and the Offering Memorandum or as created under the Transaction Documents.
     (nn) No Broker’s Fees. None of Merger Sub, the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and, with respect to the Initial Purchasers’ Commission, the Escrow Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (oo) Rule 144A Eligibility. Upon each of the Closing Date and the Escrow Release Date, the Securities will not be of the same class as securities of Merger Sub or the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
     (pp) No Integration. None of Merger Sub, the Company, the Guarantors nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
     (qq) No General Solicitation or Directed Selling Efforts. None of Merger Sub, the Company, the Guarantors nor any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.
     (rr) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
     (ss) No Stabilization. None of Merger Sub, the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (tt) Margin Rules. Neither the issuance, sale and delivery of the Securities nor, the consummation of the Transactions or the application of the proceeds thereof by Merger Sub or the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (uu) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (vv) Statistical and Market Data. Nothing has come to the attention of Merger Sub, the Company or any Guarantor that has caused such entity to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

     (ww) Sarbanes-Oxley Act. To the extent applicable, there is and has been no failure on the part of the Company or any of its subsidiaries or any of their directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     4. Further Agreements of Merger Sub, the Company and the Guarantors. Merger Sub covenants and agrees, and the Company and each of the Guarantors, upon execution and delivery of the Joinder Agreement, jointly and severally covenant and agree, with each Initial Purchaser that:
     (a) Delivery of Copies. Merger Sub and the Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.
     (b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, Merger Sub will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.
     (c) Additional Written Communications. Before using, authorizing, approving or referring to any Issuer Written Communication (other than those listed on Annex A), Merger Sub, the Company and the Guarantors will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.
     (d) Notice to the Representatives. Merger Sub will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by Merger Sub or the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of Merger Sub and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, Merger Sub will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.
     (f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, Merger Sub and the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.
     (g) Blue Sky Compliance. Merger Sub and the Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that none of Merger Sub, the Company or any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Clear Market. During the period from the date hereof through and including the date that is 90 days after the Escrow Release Date, Merger Sub, the Company and each of the Guarantors will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by Merger Sub, the Company or any of the Guarantors and having a term of more than one year.
     (i) Use of Proceeds. Merger Sub and the Company will apply the net proceeds from the sale of the Securities released to the Company from the Escrow Account in the manner described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”
     (j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Merger Sub, the Company and each of the Guarantors will, during any period in which Merger Sub and the Company are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (k) DTC. Merger Sub and the Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.
     (l) No Resales by the Issuers. Until the Exchange Securities are issued pursuant to the Registration Rights Agreement in exchange for all of the Securities, Merger Sub and the Company will not, and will not permit any of their respective controlled affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of their affiliates and resold in a transaction registered under the Securities Act.
     (m) No Integration. None of Merger Sub, the Company or any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
     (n) No General Solicitation or Directed Selling Efforts. None of Merger Sub, the Company or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
     (o) No Stabilization. None of Merger Sub, the Company or any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (p) Escrow Security Interest Perfection. Merger Sub and the Guarantors will (i) complete or deliver to the Escrow Agent on the Closing Date all filings and take all other similar actions required in connection with the perfection of security interests in the Escrow Collateral as and to the extent required by the Escrow Agreement and the Indenture and (ii) take all actions necessary to maintain such security interests and to perfect security interests in any Escrow Collateral acquired after the Closing Date, in each case as and to the extent required by the Escrow Agreement and the Indenture.
     (q) Execution of the Joinder Agreements. Upon consummation of the Merger, each of the Company and the Guarantors shall become a party to (i) this Agreement by executing the Joinder Agreement, (ii) the Indenture by executing the Supplemental Indenture and (iii) the Registration Rights Agreement by executing the Joinder to the Registration Rights Agreement.
     (r) Payment of Initial Purchasers’ Commission. Merger Sub will pay to the Initial Purchasers the Release Amount immediately upon the release of the Escrow Funds to Merger Sub (in which event Merger Sub shall direct the Escrow Agent to pay such amount from the Escrow Funds as provided in the Escrow Agreement).
     5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared by Merger Sub or the Company pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by Merger Sub or the Company in advance in writing or (v) any written communication that only contains the terms of the Securities and/or other information that was included or will be included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

     6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by Merger Sub, the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Representations and Warranties. The representations and warranties of Merger Sub, the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of Merger Sub, the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (c) No Material Adverse Change. No event or condition described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the J.P. Morgan Securities LLC makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.
     (d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of Merger Sub who has specific knowledge of Merger Sub’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a), 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of Merger Sub in this Agreement are true and correct and that Merger Sub has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.
     (e) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of Merger Sub,

letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (f) Opinion and 10b-5 Statement of Counsel for Merger Sub. Kirkland & Ellis LLP, counsel for Merger Sub, shall have furnished to the Representatives, at the request of Merger Sub, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, substantially in the forms set forth in Annex D hereto.
     (g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
     (i) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the existence or good standing of Parent, Merger Sub, the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
     (j) Escrow Agreement and Escrow Deposit. The Initial Purchasers shall have received a counterpart of the Escrow Agreement that shall have been executed and delivered by a duly authorized officer of Merger Sub. The Escrow Funds and the Escrow Agent Amount shall have been deposited into the Escrow Account. The conditions to release of the Escrow Funds set forth in the Escrow Agreement shall include, among other things, (1) that the Company and the Guarantors deliver opinions dated as of the Escrow Release Date and addressed to the Initial Purchasers with respect to certain corporate matters, in the form attached as an Exhibit to the Escrow Agreement and (2) Company and the Guarantors shall have furnished such further certificates and documents as the Indenture or Escrow Agreement may require or as the Representatives may reasonably request.
     (k) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of Merger Sub.
     (l) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of each of Merger Sub and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of Merger Sub and duly authenticated by the Trustee.
     (m) DTC. The Securities shall be eligible for clearance and settlement through DTC.
     (n) Merger Agreement. The Initial Purchasers shall have received a counterpart of the Merger Agreement that shall have been executed and delivered by a duly authorized officer of Parent, Merger Sub and the Company.
     (o) Officers’ Certificate. The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by two officers of the Company who are responsible for financial and accounting matters, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, with respect to certain financial information contained in the Time of Sale Information and the Offering Memorandum, to the effect set forth in Exhibit C.
     (p) Additional Documents. On or prior to the Closing Date, Merger Sub, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
     7. Indemnification and Contribution.
     (a) Indemnification of the Initial Purchasers. Merger Sub agrees and, upon execution of the Joinder Agreement, the Company and each of the Guarantors jointly and severally agree, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to Merger Sub or the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.
     (b) Indemnification of Merger Sub, the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless Merger Sub, its directors and officers and each person who controls Merger Sub within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act and, upon execution of the Joinder Agreement, the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to Merger Sub in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph, the fourth and fifth sentence of the tenth paragraph and the twelfth paragraph, in each case, found under the heading “Plan of distribution.”
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for Merger Sub, the Company, the Guarantors, their respective directors and officers and any control persons of Merger Sub, the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Merger Sub, the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of Merger Sub, the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Merger Sub, the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by Merger Sub from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of Merger Sub, the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Merger Sub, the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For the avoidance of doubt, until the Company, the Guarantors or their respective directors, officers and control persons are entitled to indemnification from the Initial Purchasers, they are not entitled to contribution under this Section 7(d).
     (e) Limitation on Liability. Merger Sub, the Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     8. Termination. This Agreement may be terminated in the absolute discretion of J.P. Morgan Securities LLC, by notice to Merger Sub, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of J.P. Morgan Securities LLC, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.
     9. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to Merger Sub on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then Merger Sub shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or Merger Sub may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for Merger Sub or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and Merger Sub and the Company agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and Merger Sub as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then Merger Sub shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and Merger Sub as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if Merger Sub shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of Merger Sub, the Company or the Guarantors, except that Merger Sub, the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to Merger Sub, the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.
     10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, Merger Sub agrees and, upon the execution and delivery of the Joinder Agreement, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents and the fees and expenses attributable to creating and perfecting the security interest in the Collateral as contemplated by the Escrow Agreement (including the reasonable related fees and expenses of counsel for the Initial Purchasers for all periods prior to and after the Closing Date); (iv) the fees and expenses of Merger Sub’s, the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, any paying agent and the Escrow Agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by Merger Sub and the Company in connection with any “road show” presentation to potential investors.
     (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) Merger Sub for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this

Agreement, Merger Sub agrees, and, upon execution and delivery of the Joinder Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.
     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of Merger Sub, the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of Merger Sub, the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of Merger Sub, the Company, the Guarantors or the Initial Purchasers.
     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act and (e) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.
     14. Miscellaneous. (a) Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212)-270-1063), Attention: Gerry Murray. Notices to Merger Sub shall be given to it at Blue Acquisition Sub, Inc. c/o 3G Capital Partners Ltd., 600 Third Avenue, 37th Floor, New York, New York 10016 (fax: (212) 893-6728), Attention: Alexandre Behring and Daniel Schwartz. Notices to the Company and

the Guarantors shall be given to them at Burger King Corporation, 5505 Blue Lagoon Drive, Miami, Florida 33126 (fax: (305) 378-7112), Attn: General Counsel, with a copy to: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, (fax: 212-446-4900), Attn: Joshua N. Korff.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, BLUE ACQUISITION SUB, INC.
By:	/s/ Daniel S. Schwartz
	Name:	Daniel S. Schwartz
	Title:	Vice President
[Signature Page to Purchase Agreement]

Accepted: October 1, 2010 J.P. MORGAN SECURITIES LLC For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.
By:	/s/ Gerry Murray
	Name:	Gerry Murray
	Title:	Managing Director
[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities LLC	$461,500,000
Barclays Capital Inc.	$248,500,000
Fifth Third Securities, Inc.	$22,500,000
Morgan Keegan & Company, Inc.	$22,500,000
Rabo Securities USA Inc.	$22,500,000
UniCredit Capital Markets, Inc.	$22,500,000

Total	$800,000,000

Schedule 2
Guarantors

Entity	Jurisdiction
Burger King Holdings, Inc.	Delaware
BK Acquisition, Inc.	Delaware
BK CDE, Inc.	Delaware
TPC Number Four, Inc.	Delaware
Burger King Sweden, Inc.	Florida
Distron Transportation Systems, Inc.	Florida
BK Card Company, LLC	Florida
Burger King Interamerica, LLC	Florida
Moxie’s, Inc.	Louisiana
TQW Company	Texas
The Melodie Corporation	New Mexico

Schedule 3
Subsidiaries
Administracion de Comidas Rapidas, S.A. de C.V.
BK Argentina Servicios, S.A.
BK Asiapac (Japan) Y.K.
BK Asiapac, Pte. Ltd.
BK Card Company, LLC
BK CDE, Inc.
BK Grundstucksverwaltungs Beteiligungs GmbH
BK Grundstucksverwaltungs GmbH & Co. KG
BK Venezuela Servicios, C.A.
BK (Hong Kong) Development Co. Limited
Burger King (Gibraltar) Ltd.
Burger King (Hong Kong) Limited
Burger King (Luxembourg) S.a r.l
Burger King (Shanghai) Commercial Consulting Co. Ltd.
Burger King (Shanghai) Restaurant Company Ltd.
Burger King (United Kingdom) Ltd.
Burger King A.B
Burger King B.V.
Burger King Beteiligungs GmbH
Burger King Restaurant Operations of Canada, Inc.
Burger King de Puerto Rico, Inc.
Burger King do Brasil Assessoria a Restaurantes Ltda.
Burger King Espana S.L.U.
Burger King Europe GmbH
Burger King Gida Sanayi Ve Ticaret Limited Sirketi
Burger King GmbH Munchen
Burger King Interamerica, LLC
Burger King Israel Ltd..
Burger King Italia, S.r.L.
Burger King Korea Ltd
Burger King Mexicana, S.A. de C.V.
Burger King Restaurants B.V.
Burger King Singapore Pte. Ltd.
Burger King Restaurants of Canada Inc.
Burger King (RUS) LLC
Burger King Schweiz GmbH
Burger King Sweden K.B.
Burger King Sweden, Inc.
Burger King UK Pension Plan Trustee Company Limited
Burger Station B.V.
Burger King Limited
Distron Transportation Systems, Inc.
Empire Catering Company Limited*

Empire International Restaurants Limited*
F.P.M.I. Food Services, Inc.
Golden Egg Franchises Limited*
Hayescrest Limited
Huckleberry’s Limited
J C Baker & Herbert Bale Limited*
Mini Meals Limited
Montrap Limited*
Montrass Limited*
Moxie’s, Inc.
The Melodie Corporation
TPC Number Four, Inc.
TQW Company

*	The entities were liquidated on December 9, 2009; however, final dissolution is pending.

ANNEX A
a.	Additional Time of Sale Information

1.	List each document provided as an amendment or supplement to the Preliminary Offering Memorandum.

2.	Term sheet containing the terms of the Securities, substantially in the form of Annex B.

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ANNEX B
Pricing Supplement, dated October 1, 2010 to Preliminary Offering Memorandum Dated September 27, 2010 Strictly confidential
BLUE ACQUISITION SUB, INC. (TO BE ASSUMED BY BURGER KING CORPORATION UPON CONSUMMATION OF THE MERGER)
This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum (as supplemented through and including the date hereof, the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.
The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other place. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Blue Acquisition Sub, Inc. (to be assumed by Burger King Corporation upon consummation of the Merger)

Aggregate Principal Amount:	$800,000,000

Gross Proceeds:	$800,000,000

Title of Securities:	Senior Notes due 2018

Distribution:	144A/Regulation S with registration rights as set forth in the Preliminary Offering Memorandum

Maturity Date:	October 15, 2018

Issue Price:	100.000% of face amount

Coupon:	9.875%

Yield to Maturity:	9.875%

Spread to Benchmark	+772 bps

Treasury:

Benchmark Treasury:	UST 3.75% due 11/15/2018

Interest Payment Dates:	October 15 and April 15

Interest Payment Record	October 1 and April 1

Dates:

First Interest Payment Date:	April 15, 2011

Ratings:	Caa1/B-

Optional Redemption:	Make-whole call at T+50 until October 15, 2014 From and after October 15, 2014, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest:

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Date	Price
October 15, 2014	104.938%
October 15, 2015	102.469%
October 15, 2016 and thereafter	100.000%

Optional Redemption with	In addition, prior to October 15, 2013, up to 35%
Equity Proceeds:	at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon.

Change of Control:	Putable at 101% of principal, plus accrued and unpaid interest.

CUSIP Numbers:	144A: 095231AA4 Regulation S: U0929BAA8

ISIN Numbers:	144A: US095231AA41 Regulation S: USU0929BAA80

Trade Date:	October 1, 2010

Settlement:	T+11 on October 19, 2010

Escrow:	If the Merger does not close on October 19, 2010, the proceeds from this offering, together with an additional amount sufficient to pay the redemption price of the notes, plus accrued and unpaid interest to, but excluding March 15, 2011, will be funded into an escrow account until certain escrow release conditions are fulfilled. If the escrow release conditions are not fulfilled on or prior to March 2, 2011, the notes will be redeemed at a price equal to (x) 100% of the ini tial issue price of the notes if the redemption date is on or prior to November 5, 2010 or (y) 101% of the aggregate principal amount of the notes if the redemption date is after November 5, 2010, in each case, plus accrued and unpaid interest to, but excluding the redemption date.

Denominations/Multiple:	Denominations of $2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	J.P. Morgan Securities LLC Barclays Capital Inc.

Co-Managers:	Fifth Third Securities, Inc.

Morgan Keegan & Company, Inc.

UniCredit Capital Markets, Inc. Rabo Securities USA, Inc.

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ANNEX C
Restrictions on Offers and Sales Outside the United States
     In connection with offers and sales of Securities outside the United States:
     (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.
     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.
     (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.
     (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.
     (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and
     (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
     (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.
     (e) Each Initial Purchaser represents and warrants that in relation to each Member State of the European Economic Area that has implemented Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Exhibit A
Form of Joinder Agreement
[   ], 2010
J.P. Morgan Securities LLC
Barclays Capital Inc.
     as Representatives of the
     several Initial Purchasers listed
     in Schedule 1 to the Purchase Agreement
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10017
Ladies and Gentlemen:
Reference is made to the Purchase Agreement (the “Purchase Agreement”) dated October 1, 2010, initially among Blue Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), to be merged with and into Burger King Holdings, Inc., a Delaware corporation (the “Company”), and the several parties named in Schedule 1 thereto (the “Initial Purchasers”), concerning the purchase of the Securities (as defined in the Purchase Agreement) from Merger Sub by the Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.
The Company and each of the Guarantors listed on Schedule 2 to the Purchase Agreement and the signature pages hereto agree that this Joinder Agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and is being executed immediately upon the consummation of the Merger.
          1. Joinder. Each of the parties hereto hereby agrees to be bound by the terms, conditions and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named, in the case of the Company, as “Merger Sub” and as the “Company,” and in the case of a Guarantor, as a “Guarantor,” therein and as if such party executed the Purchase Agreement on the date thereof.
          2. Representations, Warranties and Agreements of each of the Company and the Guarantors. Each of the Company and the Guarantors represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof that:

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     (a) the Company or such Guarantor, as the case may be, has the corporate or organizational power and authority to execute, deliver and perform this Joinder Agreement and to consummate the transactions contemplated hereby and this Joinder Agreement has been duly authorized, executed and delivered by such Company or Guarantor, as the case may be.
     (b) the representations, warranties and agreements of the Company, or of the Guarantors, as the case may be, set forth in the Purchase Agreement are true and correct on and as of the date hereof.
          3. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          4. Counterparts. This Joinder Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
          5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
          6. Headings. All headings of this Joinder Agreement are included for convenience of reference only and shall not be deemed a part of this Joinder Agreement.
          7. Survival. This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Purchase Agreement. The Company and the Guarantors party hereto acknowledge and agree that all of the provisions of the Purchase Agreement shall remain in full force and effect.
          If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this Joinder Agreement by signing in the space provided below, whereupon this Joinder Agreement and the Purchase Agreement will become binding agreements among the Company and the Guarantors party hereto in accordance with their terms, and Merger Sub will be released from any and all obligations thereunder.

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BURGER KING HOLDINGS, INC.
By
Title:

[GUARANTORS]
By
Title:

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